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   As filed with the Securities and Exchange Commission on December 30, 1996.
                                             Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ____________________________

                                    FORM S-8
                             Registration Statement
                                    Under The
                             Securities Act of 1933
                          ____________________________

                        ONTRACK DATA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                41-1521650
        (State or other jurisdic-                     (I.R.S. Employer
          tion of incorporation                      Identification No.)
            or organization)

                                 6321 BURY DRIVE
                         EDEN PRAIRIE, MINNESOTA  55346
              (Address of Principal Executive Offices and zip code)

                          ____________________________

                        ONTRACK DATA INTERNATIONAL, INC.
                           1996 STOCK INCENTIVE PLAN,
                         NON-QUALIFIED STOCK OPTION PLAN
                                       AND
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                          ____________________________

                                  John M. Bujan
                        ONTRACK Data International, Inc.
                                 6321 Bury Drive
                          Eden Prairie, Minnesota 55346
                                 (612) 937-1107

                                    Copy to:

                               Martin R. Rosenbaum
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             Minneapolis, MN  55402
                                 (612) 371-3211
                          ____________________________

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                         CALCULATION OF REGISTRATION FEE

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                                     Proposed        Proposed
Title of                              Maximum         Maximum
Securities           Amount          Offering        Aggregate      Amount of
to be                 to be            Price         Offering     Registration
Registered         Registered        Per Share         Price           Fee


-------------------------------------------------------------------------------

Common Stock,   1,544,076 shares(1)  $13.875(2)    $21,424,054(2)   $6,492.14
$.01 par value

-------------------------------------------------------------------------------

(1) Consists of (i) 1,000,000 shares to be issued under the 1996 Stock Incentive Plan, (ii) 294,076 shares to be issued under the Non-Qualified Stock Option Plan and (iii) 250,000 shares to be issued under the Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on December 20, 1996.


                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


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                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Prospectus of the Company dated October 21, 1996 filed pursuant to Rule 424(b) on October 23, 1996.

     (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1996.

     (c) The description of the Company's Common Stock as set forth under Item 1 to the Company's Form 8-A Registration Statement filed on September 17, 1996, which incorporated the material set forth under DESCRIPTION OF CAPITAL STOCK in the Company's Registration Statement on Form SB-2 filed with the Commission on August 21, 1996 (Registration No. 333-05470C), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 5.1 of the Company's Bylaws provides as follows:

     No director shall be personally liable to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.


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     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The options that have been granted under the Plans were all granted to employees, directors and consultants of the Company and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 8. EXHIBITS.

     EXHIBIT

     4.1 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-B2 as it became effective on October 21, 1996 Registration No. 333-05470C (the "Form SB-2")).

     4.2  Employee Stock Purchase Plan (incorporated by reference to Exhibit
          10.2 of the Form SB-2).

     4.3  Non-Qualified Stock Option Plan (incorporated by reference to Exhibit
          10.3 of the Form SB-2)

     5.1  Opinion of Lindquist & Vennum P.L.L.P

     23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)


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     23.2 Consent of Price Waterhouse LLP

     24.1 Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in aggregate, represents a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or


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otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on December 30, 1996.

                              ONTRACK DATA INTERNATIONAL, INC.


                              By      /s/  Michael W. Rogers
                                  ----------------------------------------------
                                  Michael W. Rogers
                                  Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned officers and directors of ONTRACK Data International, Inc. hereby constitute and appoint Michael W. Rogers and Thomas P. Skiba, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on December 30, 1996 in the capacities indicated.

SIGNATURE


     /s/ Michael W. Rogers
----------------------------------------
Michael W. Rogers, Chairman and
Chief Executive Officer (Principal
Executive Officer) and Director


     /s/ Thomas P. Skiba
----------------------------------------
Thomas P. Skiba,
Vice President and Chief
Financial Officer (Principal Financial
and Accounting Officer)


     /s/ John E. Pence
----------------------------------------
John E. Pence, President and Director


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     /s/ Gary S. Stevens
----------------------------------------
Gary S. Stevens, Director


     /s/ Roger D. Shober
----------------------------------------
Roger D. Shober, Director


     /s/ Robert M. White
----------------------------------------
Robert M. White, Ph.D., Director


     /s/ Jacqueline C. Morby

----------------------------------------
Jacqueline C. Morby, Director


     /s/ Richard J. Runbeck
----------------------------------------
Richard J. Runbeck, Director


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